                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                             (Amendment No.       )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              PRIMARK CORPORATION
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:
--------------------------------------------------------------------------------

[Primark Logo]

April 7, 2000

Dear Shareholder:

     Your Board of Directors cordially invites you to attend the 2000 Annual Meeting of Shareholders which will be held at 11:00 a.m. on Friday, May 26, 2000 at the Wyndham Garden Hotel, 420 Totten Pond Road, Waltham, Massachusetts. Details regarding the business of the meeting are contained in the following Notice of Annual Meeting of Shareholders and Proxy Statement.

     I look forward with the other members of the Board of Directors to the opportunity of greeting personally those shareholders who are able to attend the meeting. However, regardless of whether you attend the meeting, it is important that your shares be represented. Accordingly, we urge you to sign the enclosed Proxy and return it to us promptly in the envelope provided.

     Your continued support is very much appreciated.

Sincerely,

/s/ Joseph E. Kasputys

Joseph E. Kasputys

                                 [Primark Logo]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 26, 2000

To the Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of Primark Corporation ("Company") will be held at the Wyndham Garden Hotel, 420 Totten Pond Road, Waltham, Massachusetts on Friday, May 26, 2000 at 11:00 a.m. for the following purposes:

     (1) To elect a board of seven directors;

     (2) To ratify the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2000; and

     (3) To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 29, 2000 will be entitled to vote at the meeting.

     You are cordially invited to attend the Annual Meeting in person. Regardless of whether you expect to attend the meeting in person, the Board of Directors urges you to sign, date and promptly return the enclosed Proxy in the accompanying envelope.

                                           By Order of the Board of Directors,

                                                /s/ Michael R. Kargula

                                                    Michael R. Kargula
                                                Executive Vice President,
                                              General Counsel and Secretary

April 7, 2000

                                   IMPORTANT

Even if you expect to attend the Annual Meeting, regardless of the size of your shareholdings, it is requested that you promptly date and sign the enclosed form of Proxy and return it in the envelope provided. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before your Proxy is voted.

                                 [Primark Logo]

                                PROXY STATEMENT
                                    FOR THE
                      2000 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors ("Board" or "Primark Board") of Primark Corporation (hereinafter referred to as "Primark" or the "Company"), 1000 Winter Street, Suite 4300, Waltham, Massachusetts 02451, to be voted at the 2000 Annual Meeting of Shareholders of the Company to be held at the Wyndham Garden Hotel, 420 Totten Pond Road, Waltham, Massachusetts on Friday, May 26, 2000 at 11:00 a.m., and at any adjournments thereof. The Proxy Statement and form of Proxy are first being sent to shareholders on or about April 7, 2000.

     As of March 29, 2000, the record date for determination of shareholders entitled to notice of and to vote at the meeting, there were 20,268,221 shares of Common Stock of the Company ("Shares" or "Common Stock") outstanding. Each outstanding Share is entitled to one vote on all matters which may come before the Annual Meeting. All Shares which are represented by signed Proxies received at or prior to the meeting from shareholders of record will be voted at the Annual Meeting in accordance with the instructions indicated on such Proxies. Executed but unmarked Proxies will be voted as recommended by the Board. A Proxy may be revoked by the person executing it at any time before the authority thereby granted is exercised by notifying the Secretary of the Company in writing, or by delivering to the Secretary of the Company a Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     In accordance with Michigan corporate law, the Company's Articles of Incorporation and by-laws, each nominee for director will be elected upon receiving a plurality of the votes cast at the meeting, assuming that a quorum is present. For purposes of determining the number of votes cast with respect to the election of directors and many other voting matters, only those cast "for" or "against" are included. Proxies containing abstentions, withheld votes, or broker non-votes will be counted as present for purposes of determining a quorum, but will not be counted as votes cast at the meeting. Under New York Stock Exchange, Inc. ("NYSE") rules shares held in street name may not be voted, as to certain "non-routine" matters, by the brokers in whose names they are held, absent instructions from the beneficial owner of shares. Actions other than the election of directors are ordinarily authorized by a majority of the votes cast. Certain matters, however, require either a majority of the outstanding shares entitled to vote, or a majority of the shares present and entitled to vote. As to any of such matters, an abstention or a broker non-vote has the same effect as a vote against the proposal.

OTHER MATTERS

     Except as set forth herein, the Board has no knowledge of any other matters to come before the meeting. If, however, any other matters properly come before the meeting upon which a vote may properly be taken, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their judgment on such matters.

ELECTION OF DIRECTORS (ITEM 1)

     Unless otherwise instructed on the Proxy, the persons named therein intend to vote the Proxy for the election of the following named persons as directors to hold office until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified. The Board believes that, if elected, each nominee will be able and willing to serve. However, if any nominee should be unable or unwilling to serve as a director, the Board may select a substitute nominee and in that event the Proxy will be voted for the person so selected.

     Information as of January 11, 2000 concerning the Board of Directors' nominees for election as directors is set forth below.

     KEVIN J. BRADLEY, 71, served as the Chairman of Corporate Investment Associates, Inc., an investment management firm from November 1990 to September 1995. From November 1985 until October 1990, he was a Limited Partner of Weiss Asset Management Limited Partnership, an investment management firm. From 1977 through November 1985, he served as Chairman and Chief Executive Officer of the Travelers Investment Management Company, a subsidiary of The Travelers Corporation (a financial services company). Mr. Bradley has been a director of the Company since 1981. He is Chairman of the Compensation Committee and a member of the Audit Committee of the Board.

     JOHN C. HOLT, 59, served as the President and Chief Executive Officer of TASC, Inc. ("TASC"), an applied information technology company and formerly a wholly-owned subsidiary of the Company, and Executive Vice President of the Company from April 1994 until April 1, 1998. From April 1, 1998 until December 31, 1998, Mr. Holt served as a consultant to TASC. From 1982 until January 1994, Mr. Holt held the position of Executive Vice President of The Dun & Bradstreet Corporation ("D&B"), an information services company, and served as a director of that company from 1985 until 1994. In addition, Mr. Holt was the former Chairman, President and Chief Executive Officer of the A. C. Nielsen Company, a marketing information company and a former affiliate of D&B. Mr. Holt has been a director of the Company since 1985. He is a member of the Nominating Committee of the Board.

     JOSEPH E. KASPUTYS, 63, has served as Chairman, President and Chief Executive Officer of the Company since May 1988. From June 1987 until May 1988, he served as President and Chief Operating Officer of the Company. Prior to joining the Company in June 1987, he was Executive Vice President of McGraw-Hill, Inc., a publishing and information services company. Prior to joining McGraw-Hill in 1985, he was President and Chief Executive Officer of Data Resources, Inc., an economic forecasting and consulting firm. Mr. Kasputys has been a director of the Company since 1987. He is a member of the Nominating Committee of the Board. Mr. Kasputys is also a director of Lifeline Systems, Inc., a company that develops and manufactures personal response products and provides related monitoring and other services, and New Era of Networks, Inc., a company that develops, markets and supports application integration software and provides application services.

     STEVEN LAZARUS, 68, is Managing Director of the ARCH Venture Partners L.P., a venture partnership investing in companies in the early stage of development, and has held that position since July 1994. From 1986 to 1994, he was President and Chief Executive Officer of Argonne National Laboratory/The University of Chicago Development Corporation ("ARCH"), which transforms scientific discoveries into viable high technology products and services. Prior to joining ARCH in October 1986, he was a Group Vice President at Baxter Travenol Laboratories, Inc., a manufacturer and distributor of hospital supplies and related medical equipment. Mr. Lazarus has been a director of the Company since 1987. He is Chairman of the Nominating Committee and a member of the Compensation Committee of the Board. Mr. Lazarus is also a director of Amgen Inc., a biotechnology company, and New Era of Networks, Inc., a company that develops, markets and supports application integration software and provides application services. He is also a director of First Consulting Group, Inc., a provider of information technology and other consulting services to healthcare organizations.

     PATRICIA MCGINNIS, 52, is the President and Chief Executive Officer of the Council for Excellence in Government, a national membership organization of private sector leaders who have served as senior officials in government. She has held this position since June 1994. From 1982 until May 1994, she was a principal of the public affairs consulting firm, The FMR Group. Previously, she served in various senior policy positions in the federal government, including the Office of the Vice President, the Department of Health and Human Services, the Department of Commerce, the Office of Management and Budget and the Senate Budget Committee. Ms. McGinnis has been a director of the Company since 1995. She is a member of the Compensation Committee of the Board. She is also a director of Brown Shoe Company, Inc. in St. Louis, Missouri, a company that operates in the footwear industry.

     JONATHAN NEWCOMB, 53, is Chairman and Chief Executive Officer of Simon & Schuster, an educational, computer and English-language book publisher and publishing company and has held this position since January 1999. From June 1994 until December 1998, he was President and Chief Executive Officer of that company and from January 1991 until May 1994, he served as its President and Chief Operating Officer. From November 1989 until December 1990, Mr. Newcomb was Executive Vice President, Operations of that company. He has been a director of the Company since 1996. Mr. Newcomb is Chairman of the Finance Committee of the Board and a member of the Audit Committee. Mr. Newcomb is also a director of Marine Midland Bank.

     CONSTANCE K. WEAVER, 47, is Vice President-Investor Relations and Communications of AT&T Corp., a communications service company, a position she has held since March 1999. From May 1996 until March 1999, she held the position of Financial Vice President-Investor Relations of that company. From June 1995 to April 1996, she held the position of Senior Director -- Investor Relations of Microsoft Corporation, a computer software company. From June 1993 through May 1995, she held the position of Vice President, Investor Relations of MCI Communications Corporation, a telecommunications company. From June 1991 until July 1993 and from January 1990 until May 1991, she held the position of Director, Investor Relations and Director, Corporate Communications, respectively, of that company. From 1988 until January 1990, she was the Executive Director, Business Week Executive Programs and Services Department for McGraw-Hill, Inc. Ms. Weaver has been a director of the Company since 1994. She is Chairwoman of the Audit Committee and a member of the Finance Committee of the Board. Ms. Weaver is also a director of Applied Digital Solutions, an e-business solutions provider offering Internet, telecom, LAN and software services to businesses throughout North America.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Members of the Board held an aggregate of seven regular meetings and two special meetings during 1999 and also served on standing committees of the Board. During 1999, no director attended less than 75 percent of the (i) total number of meetings held by the Board, and (ii) total number of meetings held by all committees of the Board on which the director served, except that Ms. Weaver attended 64 percent of such meetings. In addition to the Finance Committee, the Company has the following standing committees of the Board:

     Audit Committee -- The Audit Committee, which held two meetings during 1999, recommends to the Board the selection of independent auditors; reviews the scope of the independent audit and auditors' fees; reviews the annual financial statements and audit results, including auditors' recommendations; reviews the Company's internal control system; reviews the scope of the internal audit procedures and results of those procedures; and reviews the Company's policies relating to business conduct.

     Compensation Committee -- The Compensation Committee held two meetings during 1999. The Compensation Committee establishes the salaries and other direct compensation for all officers of the Company, annually reviews and makes recommendations to the Board with respect to the compensation to be paid to outside directors of the Company, and administers certain incentive plans of the Company.

     Nominating Committee -- The Nominating Committee, which held one meeting during 1999, is authorized to make recommendations to the Board concerning nominees for directors to be elected at the Company's Annual Meeting of Shareholders, nominees to fill vacancies on the Board, and policies relating to tenure and retirement of the Company's directors and successors to the Company's two highest ranking offices. The Nominating Committee accepts recommendations from shareholders of individuals to be considered as nominees for directors. In accordance with the Company's Articles of Incorporation, nominations for election to the Board of Directors at a meeting of the shareholders may be made by the Board of Directors, on behalf of the Board of Directors by the Nominating Committee, or by any shareholder of the Company entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing, delivered to or mailed, and received by the Secretary of the Company at least 60 days but not more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. A shareholder's notice of nomination must contain certain information set forth in the Company's Articles of Incorporation concerning each person the shareholder proposes to nominate for election and the nominating shareholder. Shareholder nominations for election as directors at the 2000 Annual Meeting were required to be received by March 27, 2000 in order to be considered timely. No such nominations were received by that date.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of Shares of Common Stock of the Company and ScoreLab, Inc., an indirect wholly-owned subsidiary of the Company ("ScoreLab") beneficially owned as of March 1, 2000 by each director, the chief executive officer and the four other most highly compensated executive officers, and all directors and executive officers of the Company as a group:

                                                            NUMBER                PERCENT
                                                          OF SHARES              OWNERSHIP
                                                     --------------------    ------------------
                       NAME                           COMPANY    SCORELAB    COMPANY   SCORELAB
                       ----                          ---------   --------    -------   --------
Kevin J. Bradley(1)................................     73,145       --         .36%      --
Stephen H. Curran(2)(3)............................    297,167    1,000        1.45%     .12%
John C. Holt(2)....................................    594,144       --        2.85%      --
Michael R. Kargula(2)(3)...........................    349,900    1,000        1.71%     .12%
Joseph E. Kasputys(2)(3)...........................  2,196,870      667       10.22%     .08%
Steven Lazarus(1)..................................    139,685       --         .69%      --
Patricia McGinnis(1)...............................     65,345       --         .32%      --
Jonathan Newcomb(1)................................     60,145       --         .30%      --
Steven L. Schneider(2)(3)..........................    105,145    1,667         .52%     .20%
William J. Swift(2)(3).............................    134,007       --         .66%      --
Constance K. Weaver(1).............................     72,845       --         .36%      --
All directors and executive officers as a group
  (11 persons)(4)(5)...............................  4,088,398    4,334       17.79%     .51%

---------------
(1) Includes for Messrs. Bradley, Lazarus and Newcomb 72,485, 105,281, and 57,845 Shares, respectively, and for Mdmes. McGinnis and Weaver 65,345 and 72,845 Shares, respectively, which such directors have the right to acquire pursuant to the exercise of the options held by them under the Primark Corporation Stock Option Plan for Non-Employee Directors ("Director Plan") and Primark Corporation 1999 Stock Option Plan for Non-Employee Directors ("1999 Director Plan"). The Director Plan was terminated on May 26, 1999. Directors who are employees of the Company are not eligible to receive option grants under those plans.
(2) Includes 28,262 Shares for each of Messrs. Curran, Kasputys and Swift, 29,995 Shares for Mr. Kargula, and 12,987 Shares for Mr. Schneider allocated to the participant's account under the Primark Corporation Savings and Stock Ownership Plan (formerly the Primark Corporation Employee Stock Ownership
    Plan) ("Savings Plan"). Includes 144 Shares held by Mr. Holt under the TASC, Inc. Profit Sharing and Stock Ownership Plan. Also includes 3,391, 2,958 and 405 Shares held by Messrs. Curran, Schneider and Swift, respectively, under the Primark Corporation 1992 Employee Stock Purchase Plan ("ESPP").
(3) Includes 1,231,000, 165,270, 207,605, 89,200, and 56,845 Shares of the
    Company subject to stock options exercisable within 60 days of March 1, 2000 held by Messrs. Kasputys, Curran, Kargula, Schneider, and Swift, respectively, which options were granted under various plans of the Company. Also includes 667, 1,000, 1,000, and 1,667 shares of ScoreLab subject to stock options exercisable within 60 days of March 1, 2000 held by Messrs. Kasputys, Curran, Kargula and Schneider.
(4) Includes 2,755,726 Shares of the Company subject to stock options exercisable within 60 days of March 1, 2000 held by executive officers under various plans of the Company and 4,334 shares of ScoreLab subject to stock options exercisable within 60 days of March 1, 2000 under the ScoreLab, Inc. 1999 Stock Option Plan, respectively.

(5) Includes 127,768 Shares for all the executive officers which are held under the Savings Plan. As to Shares held in the Savings Plan, such executive officers possess both voting and dispositive power with respect to all such Shares. Non-employee directors of the Company are not eligible to participate in this plan. Also includes 6,754 Shares held by the executive officers as a group which are held under the ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Based on information filed with the Securities and Exchange Commission ("SEC") on Schedule 13Gs, certain information is set forth below with respect to beneficial owners of more than five percent of the Shares (see also "Security Ownership of Management" on pages 5 and 6 hereof):

                                                               NUMBER       PERCENT OF CLASS
NAME AND ADDRESS                                              OF SHARES    AS OF MARCH 1, 2000
----------------                                              ---------    -------------------
GeoCapital, LLC.............................................  2,022,728(1)        9.98%
767 Fifth Avenue
45th Floor
New York, NY 10153-4590
Dimensional Fund Advisors Inc...............................  1,377,700(2)        6.80%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401
Waddell & Reed Investment Management Company................  1,040,200(3)        5.13%
Waddell & Reed, Inc.
Waddell & Reed Financial Services, Inc.
Waddell & Reed Financial, Inc.
6300 Lamar Avenue
P.O. Box 29217
Shawnee Mission, KS 66201-9217
Albert Fried Jr.............................................  1,493,000(4)        7.37%
40 Exchange Place
New York, NY 10005

---------------
(1) Sole dispositive power is claimed with respect to 2,022,728 Shares.

(2) Sole voting and sole dispositive power is claimed with respect to 1,377,700 Shares. Dimensional Fund Advisors Inc. ("Dimensional") furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the Shares that are owned by the Funds. All 1,377,700 Shares are owned by the Funds and Dimensional disclaims beneficial ownership thereof.

(3) Sole voting and sole dispositive power is claimed with respect to 1,040,200 Shares. The securities reported herein are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Waddell & Reed Investment Management Company, an investment advisory subsidiary of Waddell & Reed, Inc. ("WRI"). WRI is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company ("WRFSI"). WRFSI is a subsidiary of Waddell & Reed Financial, Inc., a publicly traded company.

(4) Sole voting and sole dispositive power is claimed with respect to 1,313,400 Shares. Shared voting and shared dispositive power is claimed with respect to 179,600 Shares held by Albert Fried & Company, LLC.

EXECUTIVE COMPENSATION

     The following table ("Summary Compensation Table") sets forth the compensation paid or awarded for performance during the last three completed fiscal years by the Company or a subsidiary to the Company's chief executive officer and the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                              ANNUAL COMPENSATION                   COMPENSATION
                                         ------------------------------    -------------------------------
                                                                                  AWARDS           PAYOUTS
                                                                           ---------------------   -------
                                                                                SECURITIES
                                                                                UNDERLYING
                                                                OTHER             OPTIONS
                                                               ANNUAL               (#)             LTIP     ALL OTHER
            NAME AND                     SALARY     BONUS     COMPENSA-    ---------------------   PAYOUTS   COMPENSA-
       PRINCIPAL POSITION         YEAR     ($)       ($)       TION($)      COMPANY     SCORELAB     ($)      TION($)
       ------------------         ----   -------   -------    ---------    ---------    --------   -------   ---------
Joseph E. Kasputys..............  1999   650,000   404,820            (1)          0     2,000          0      7,677(2)
  Chairman, President and         1998   641,250   442,500(3)         (1)          0        --          0      7,877
  Chief Executive Officer         1997   609,583   146,601            (1)  1,000,000        --          0      7,627
  of the Company

Stephen H. Curran...............  1999   248,750   103,800            (4)     15,000     3,000          0      6,724(2)
  Executive Vice President and    1998   242,500   115,500(3)         (4)     41,000(5)     --          0      6,924
  Chief Financial Officer of      1997   232,500    37,345            (1)     23,000        --          0      6,674
  the Company

Michael R. Kargula..............  1999   261,124   122,614            (4)     15,000     3,000          0      6,604(2)
  Executive Vice President,       1998   254,250   136,738(3)         (4)     41,500(5)     --          0      6,804
  General Counsel and             1997   244,750    43,980            (1)     25,000        --          0      6,554
  Secretary of the Company

Steven L. Schneider(6)..........  1999   348,858   350,000     293,541(7)    100,000     5,000          0      4,175(2)
  President and Chief Executive   1998   276,941    50,000      83,356        40,000        --     66,296      3,200
  Officer of Primark Financial    1997        --        --          --            --        --         --         --
  Information Division

William J. Swift................  1999   147,625    34,541            (4)      7,500        --          0      5,783(2)
  Senior Vice President           1998   143,375    36,969(3)   62,564        11,000(5)     --          0      5,983
  of the Company                  1997   137,250    14,467      15,171(4)      7,500        --          0      5,733

---------------
(1) While the executive officers received other compensation in the form of perquisites, such perquisites do not exceed the lesser of $50,000 or ten percent of each executive officer's total annual salary and bonus for the relevant fiscal year as reported for such executive officer herein.

(2) Includes matching contributions of $4,800 under the Savings Plan for each of Messrs. Kasputys, Curran, Kargula, and Swift and $4,175 for Mr. Schneider. Includes $2,877, $1,924, $1,804 and $983 for Messrs. Kasputys, Curran, Kargula, and Swift respectively, representing the premium amounts paid by the Company for executive life insurance on behalf of such executive officers.

(3) Includes special bonuses of $150,000, $42,000, $50,000 and $12,500 awarded to Messrs. Kasputys, Curran, Kargula, and Swift, respectively, in connection with the consummation of the sale of TASC to Litton Industries, Inc.

(4) Pursuant to the terms of the Primark Corporation 1988 Incentive Plan ("Incentive Plan"), Messrs. Curran, Kargula and Swift borrowed the principal amount of $216,647, $393,772 and

    $895,485, respectively, from the Company in connection with the exercise of stock options and Mr. Kasputys borrowed certain amounts from the Company for payment of income taxes in connection with the grant of stock to Mr. Kasputys under the Incentive Plan. The loans made to Messrs. Kasputys, Curran, Kargula, and Swift under the Incentive Plan are interest-free; evidenced by promissory notes; secured by 40,605, 13,000, 26,931 and 44,372 Shares, respectively. Subject to annual repayments by Mr. Kasputys, his loan is fully payable on December 31, 2001. Messrs. Curran's, Kargula's and Swift's loans are fully repayable on December 16, 2004. The largest aggregate amount of indebtedness outstanding thereunder in 1999 for Mr. Kasputys was $443,781, of which $378,441 was outstanding on March 29, 2000. The largest aggregate amount of indebtedness outstanding under the loans for Messrs. Curran, Kargula, and Swift in 1999 and as of March 29, 2000 was $216,647, $393,772 and $895,845, respectively. In addition, the amount includes $49,699 and $43,744 for the fiscal years ended December 31, 1998 and December 31, 1999 for imputed interest with respect to Mr. Swift's loan referred to above.

(5) Includes 6,000, 6,500 and 3,500 Shares subject to option for Messrs. Curran, Kargula and Swift, respectively, which options vest in three annual installments with the first installment having vested in February 1999. The options were granted in exchange for the executive officers' agreement to accept a 50 percent reduction in the amount of their respective merit increases in fiscal years 1998, 1999 and 2000 and were granted at an option exercise price of $42.50 per Share.

(6) Mr. Schneider was not an executive officer for purposes of the Summary Compensation Table during fiscal year 1997. While Mr. Schneider is not an elected officer of the Company, he is involved in the formulation of policy affecting the Company and its subsidiaries in his capacity as President and Chief Executive Officer of Primark Financial Information Division ("PFID").

(7) In connection with Mr. Schneider's relocation to England in October 1998 to assume the position of President and Chief Executive Officer of PFID, the Company agreed to provide Mr. Schneider with certain expatriate benefits, including housing allowance in 1999 of $164,787 and a cost of living allowance in the amount of L12,450 per month. In addition, the Company provides Mr. Schneider with an automobile in London, certain tax equalization and insurance benefits and return trips to the United States for Mr. Schneider and his family. The amount does not include the tax equalization amount that Mr. Schneider will receive with respect to fiscal year 1999. Such amount has not been determined as of the date of the proxy statement.

                       OPTION GRANTS IN LAST FISCAL YEAR

     Set forth below is information concerning the grant of stock options of the Company and ScoreLab to each of the persons named on the Summary Compensation Table during 1999.

                                                                                           GRANT DATE
                                                INDIVIDUAL GRANTS                             VALUE
                         ---------------------------------------------------------------   -----------
                                           % OF TOTAL
                           NUMBER OF        OPTIONS
                          SECURITIES       GRANTED TO     EXERCISE OR
                          UNDERLYING       EMPLOYEES         BASE                          GRANT DATE
                            OPTIONS        IN FISCAL         PRICE         EXPIRATION        PRESENT         DATE OF
         NAME            GRANTED(#)(1)        YEAR          ($/SH)            DATE         VALUE($)(2)    EXERCISABILITY
         ----            -------------   --------------   -----------   ----------------   -----------   ----------------
COMPANY
Joseph E. Kasputys.....            0             0               --                   --           --                  --
                                                                            February 23,                     February 24,
Stephen H. Curran......       15,000          2.10%         20.8125                 2009      195,929                1999
                                                                            February 23,                     February 24,
Michael R. Kargula.....       15,000          2.10%         20.8125                 2009      195,929                1999
Steven L. Schneider....      100,000(3)      14.00%         26.0625     January 11, 2009    1,529,869    January 12, 2000
                                                                            February 23,                     February 24,
William J. Swift.......        7,500          1.05%         20.8125                 2009       97,964                1999
SCORELAB
Joseph E. Kasputys.....        2,000(3)       1.77%            8.00     December 5, 2009        7,258    December 6, 1999
Stephen H. Curran......        3,000(3)       2.65%            8.00     December 5, 2009       10,887    December 6, 1999
Michael R. Kargula.....        3,000(3)       2.65%            8.00     December 5, 2009       10,887    December 6, 1999
Steven L. Schneider....        5,000(3)       4.42%            8.00     December 5, 2009       18,145    December 6, 1999
William J. Swift.......            0             0               --                   --           --                  --

---------------
(1) All stock options have a ten-year term.

(2) As suggested by the SEC's rules on executive compensation disclosure, the Company used the Black-Scholes model of option valuation to determine grant date present value of Company stock options. The following assumptions were made for purposes of calculating the Grant Date Present Value of Company stock options: an option term of ten years, volatility ranging from 42.33% to 42.76%, dividend yield at 0%, interest rate ranging from 5.21% to 5.53% and a vesting discount which utilized a 3% risk of forfeiture of .9412.

    The Company used the minimum value model which is an adaptation of the Black-Scholes model of option valuation used to value options on nonpublic company stock to determine grant date present value of ScoreLab stock options. The following assumptions were made for purposes of calculating the Grant Date Present Value of ScoreLab stock options: an option term of ten years, volatility of .1%, dividend yield at 0%, interest rate of 6.5% and a vesting discount which utilized a 3% risk of forfeiture of .9703.

    The Company does not advocate or necessarily agree that the Black-Scholes model or any adaptation of the Black-Scholes model can properly determine the value of an option.

(3) The stock options vest in three equal annual installments with the first installment vesting on the Date of Exercisability as noted in the table above.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     Set forth below is information concerning the value of unexercised in-the-money stock options held on December 31, 1999 by each person named in the Summary Compensation Table.

                                                                        NUMBER OF
                                                                  SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                  SHARES                           UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                 ACQUIRED                             AT FY-END(#)                 AT FY-END($)(2)
                                    ON            VALUE        ---------------------------   ---------------------------
             NAME               EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               -----------   --------------   -----------   -------------   -----------   -------------
COMPANY
Joseph E. Kasputys............         0               0         931,000        500,000       7,820,688             0
Stephen H. Curran.............         0               0         138,230         20,770       1,329,626             0
Michael R. Kargula............         0               0         180,395         21,105       1,909,502             0
Steven L. Schneider...........         0               0          52,240        130,760         290,364       186,138
William J. Swift..............     6,000         122,250          53,155          2,345         430,375             0
SCORELAB
Joseph E. Kasputys............         0               0             667          1,333           5,336        10,664
Stephen H. Curran.............         0               0           1,000          2,000           8,000        16,000
Michael R. Kargula............         0               0           1,000          2,000           8,000        16,000
Steven L. Schneider...........         0               0           1,667          3,333          13,336        26,664
William J. Swift..............        --              --              --             --              --            --

---------------
(1) With respect to Company Common Stock, the "Value Realized" is equal to the difference between the option exercise price and the fair market value of the Company's Common Stock on the NYSE on the date of exercise.

(2) With respect to Company Common Stock, the value is based upon the $27.8125 closing price of a share of the Company's Common Stock on the NYSE at December 31, 1999, minus the exercise price. With respect to ScoreLab shares, the value is based upon a report prepared by an independent third party advisor.

DIRECTORS' COMPENSATION

     During 1999, each director who was not an employee of the Company or of any of its subsidiaries received as compensation for the director's services an annual retainer of $20,000. The fee for each Board meeting and committee meeting attended by a non-employee director is $1,500 and $750, respectively; provided, however, that if a committee meeting is held on a date when no Board meeting is held, each non-employee director who is a member of the committee is entitled to receive $1,500 for each such meeting attended. Directors who are employees of the Company do not receive compensation for their services as directors. In addition, non-employee directors of the Company automatically receive on an annual basis a non-qualified stock option to acquire 7,500 Shares under the Director Plan. Such plan was terminated effective May 26, 1999. Pursuant to the terms of the new 1999 Director Plan, non-employee directors of the Company automatically received a stock option covering 22,500 Shares of Company Common Stock. Under the 1999 Director Plan, non-employee directors were also entitled to elect to exchange stock options for the annual cash retainer and meeting fees payable to the directors for the 12 month period beginning July 1,1999 and ending June 30, 2000. Current non-employee directors of the Company will not receive any further grants under the 1999 Director Plan for a three-year period.

     The Company maintains the Primark Corporation Supplemental Death Benefit and Retirement Income Plan, which covers certain key officers and non-employee directors of the Company. Under the Primark Corporation Supplemental Death Benefit and Retirement Income Plan, in the event of the death of a non-employee director prior to his or her retirement from the Board, the director's surviving spouse is entitled to a lump sum payment of $150,000 payable at the time of the director's death. The Primark Corporation Supplemental Death Benefit and Retirement Income Plan also provides that a non-employee director can elect to receive either (i) a supplemental retirement benefit of $15,000 annually (payable in monthly installments) for each of the ten years following such director's retirement at age 65 or older, or (ii) a post-retirement death benefit of $150,000 payable to such director's surviving spouse upon the death of the director if such death occurs after the director's retirement on or after attaining age 65. No benefits are to be payable under the plan unless the director has been a member of the Company's Board of Directors for at least five years. Additionally, a non-employee director leaving the Board after a change of control would be entitled to receive a cash payment of $150,000. A non-employee director receiving this payment would not be entitled to receive any other payments under the Primark Corporation Supplemental Death Benefit and Retirement Income Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors ("Committee") is composed entirely of non-employee directors. The three directors comprising the Committee are Mr. Kevin J. Bradley, Chairman, Mr. Steven Lazarus and Ms. Patricia McGinnis.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee ("Committee") establishes the salaries and other direct compensation payable to the executive officers of the Company and has oversight responsibility for administering certain incentive plans applicable to such employees. In this connection, the Committee regularly reviews the Company's executive compensation programs and policies; establishes the Company's strategic compensation objectives; and monitors and evaluates the design and effectiveness of the Company's executive compensation programs. The Committee believes that executive compensation should not be based strictly on mechanical formulas, statistical data or the like, since the rigid application of such quantitative performance measures would eliminate important qualitative factors critical to long-term strategic performance. Instead, it is the Committee's view that the discretion to apply business judgments is critical to executive compensation programs that relate compensation to performance. Accordingly, no assigned weight is given to the factors reviewed by the Committee with regard to compensation adjustment for executive officers and the chief executive officer of the Company. All members of the Committee are non-employee directors of the Company.

     Competitive salary levels comparable to other well-managed companies and a salary structure reflecting internal equity among employees are set as the cornerstones of the Company's compensation policies. In addition to the foregoing, the compensation program for executive officers has been designed to:

     - reward the achievement of strategic business initiatives and goals
     - align a portion of compensation with the Company's overall corporate performance
     - attract and retain talented executives who are critical to the Company's long-term growth and success
     - align the interests of executive officers with the long-term interests of shareholders

     The Committee seeks to align total compensation for the Company's executive officers with corporate performance, and for this reason a significant portion of executive compensation is variable. The key elements of the Company's direct compensation to executive officers consist of base salary, an annual incentive and a long-term incentive as further discussed below.

Base Salary

     Generally, base salaries of executive officers first entering the position are between the 50th and 75th percentile of starting salaries for such officers at comparable companies reflecting the high standards the Company sets in recruiting and promoting officers. Adjustments are considered to account for individual experience, internal equity and external market comparisons. Increases to base salary are determined by a subjective analysis which takes into account Company performance in the general sense, a perception of the executive's individual performance during the annual evaluation period, future potential and competitive compensation conditions. Moreover, current market data and compensation trends for comparable companies are taken into account. With respect to the measurement of an executive officer's individual performance, consideration is given to such officer's scope of responsibility, his or her demonstrated contribution and commitment to achieving the Company's strategic objectives and direction, both individually and as a member of a management team, the day-to-day effectiveness of each executive in managing the Company's business and in providing leadership to the Company's and its subsidiaries' personnel, and the executive's sustained performance over a period of time. For fiscal year 1999, the Committee gave particular consideration to leadership skills and business knowledge; the role of the executive officer with respect to implementing the Company's plans in becoming Year 2000 compliant; the new role that the executive officers must assume with respect to the Company's restructured organization; individual efforts, contributions and experience with respect to operating the consolidated Company as a global entity in a competitive worldwide market; execution of strategic decisions; the length of the executive officer's service and the need to retain the executive officer's talent to focus and build the Company's information services line-of-business in an e-commerce and rapidly changing marketplace.

     The key performance measurements relied upon by the Committee in determining the chief executive officer's compensation for 1999 was its assessment of the chief executive officer's ability and dedication to enhancing the long-term value of the Company by continuing to provide the leadership and vision that he has provided throughout his tenure as chief executive officer. In addition to the factors described above, the Committee also considered the following in determining the chief executive officer's 1999 compensation: the development and implementation of an aggressive business strategy with a focus on the Company's financial and information division; the identification of critical initiatives and implementation of strategic decisions to position the company to compete in the twenty-first century; the implementation of company-wide programs designed to enhance a global identity for the consolidated Company; the development of a uniform company protocol with an emphasis on customer service; the continued development of integrated product-lines linking the Company's subsidiaries throughout the United States and worldwide; the implementation of centralized initiatives to enhance competitiveness and improve efficiencies and profitability; the extent to which strategic business plan goals were met; his contribution in achieving long-term financial and non-financial objectives; his role in promoting corporate social responsibility and global corporate citizenship; his initiatives with respect to promoting employee growth and corporate maturity to achieve stated goals and maintain job satisfaction; and the level of compensation paid to chief executives with comparable levels of experience, responsibilities and qualifications. Notwithstanding the foregoing, the Committee accepted the chief executive officer's recommendation to maintain his 1999 base salary at the level in effect at the end of 1998.

Annual Incentive

     In general, the Company's annual incentive plan is comprised of a cash bonus plan. Payment to executive officers under such plan in 1999 was measured by the Company's achievement of certain pre-determined net income goals. The net income goals for the Company and its subsidiaries are recommended to the Committee by senior management on the basis of a corporate plan. Based on the plan prepared by each subsidiary as consolidated within its operating division, the corporate plan is reviewed and approved by the Board of Directors. The net income goals are subject to adjustment for acquisitions, dispositions or other significant events not contemplated by the corporate plan. Moreover, the net income goals are subject to adjustment to reflect a difference in the timing of the planned sale of certain subsidiaries. If the net income goals are met, awards to executive officers range from 22.5 percent to 60 percent of salary. The amount of bonus may increase or decrease depending upon the extent by which actual results vary from the net income goals, provided, however, that except for the chief executive officer, no executive officer participating in the annual incentive plan may receive bonus payments totaling more than 150% of the target bonus amount.

     For Mr. Schneider, the amount of bonus payable to him is based upon the achievement of certain specified net income goals and discretionary factors. If Mr. Schneider met his specified goals, he was eligible to receive an annual bonus. In connection with Mr. Schneider's agreement to assume the position of President and Chief Executive Officer of PFID, Mr. Schneider was guaranteed an annual minimum 1999 bonus of $50,000.

     The bonus amount payable to the chief executive officer of the Company is determined and calculated in the same manner as described above with respect to the Company's cash bonus plan, except that in no event shall such bonus be greater than $1,000,000 or be less than $120,000 per year.

Long-Term Incentive

     The grant of stock options is the principal long-term program utilized by the Company to attract and retain talented executive officers and to strengthen the mutuality of interest between such officers and shareholders of the Company. Stock options are granted at 100 percent (or higher) of the fair market value of the Common Stock on the date of grant to ensure that executives are rewarded only for appreciation in the price of such stock. While all executive officers are eligible to receive stock options, participation in each annual grant, as well as the size of the grant, is determined through a subjective analysis of individual performance, corporate performance in the general sense, a perception of an executive officer's future potential and competitive practices. In accordance with the Committee's philosophy on executive compensation and with consideration of the foregoing factors, options were granted to the executive officers at levels consistent with past practices. No Company stock options were granted to the chief executive officer in 1999 since options were granted to him in connection with the Company's execution of an Employment Agreement dated January 7, 1997, as amended between the chief executive officer and the Company (the "Employment Agreement").

Conclusion

     The Committee believes that the Company's executive compensation programs closely align each executive's total compensation with individual and corporate performance and shareholder returns, while providing a balanced compensation mix between base pay and incentives that is market and performance driven. With respect to the provisions of the Internal Revenue Code of 1986, as amended ("Code") limiting the deductibility of executive compensation in excess of $1 million, the Company has not adopted a policy that requires the Committee to qualify executive compensation for deductibility under the Code. The Committee believes that the tax impact of any compensation arrangement should not be the dispositive factor in such determination but may be considered in light of overall compensation philosophy. Accordingly, although the Committee intends to establish executive officer compensation programs that maximize tax deductions, it will do so only when such actions are consistent with its compensation philosophy and the best interests of the Company and its shareholders. Consistent with the foregoing philosophy, the Committee does consider the net cost to the Company in making compensation decisions.

Compensation Committee

Kevin J. Bradley, Chairman            Steven Lazarus           Patricia McGinnis

                               PERFORMANCE GRAPHS

     Set forth are two Performance Graphs comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's ("S&P") Small Cap 600 Index and the S&P Technology Service (Data Processing) Small Cap Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
             AMONG PRIMARK CORPORATION, S&P SMALL CAP 600 INDEX AND
          S&P TECHNOLOGY SERVICE (DATA PROCESSING) SMALL CAP INDEX(1)
                       DURING THE TENURE OF THE COMPANY'S
                           CHIEF EXECUTIVE OFFICER(2)


                                                                                                             S&P TECHNOLOGY
                                                                                                              SERVICE (DATA
                                                                                S&P SMALL CAP 600         PROCESSING) SMALL CAP
                                                   PRIMARK CORPORATION                INDEX                       INDEX
                                                   -------------------          -----------------          ---------------------
1987                                                     100.00                      100.00                      100.00
1988                                                     162.00                       97.00                      107.00
1989                                                     232.00                      111.00                      112.00
1990                                                     162.00                       85.00                       64.00
1991                                                     260.00                      126.00                      102.00
1992                                                     361.00                      152.00                      105.00
1993                                                     275.00                      180.00                      111.00
1994                                                     321.00                      172.00                      169.00
1995                                                     734.00                      223.00                      195.00
1996                                                     606.00                      271.00                      314.00
1997                                                     995.00                      340.00                      309.00
1998                                                     664.00                      336.00                      411.00
1999                                                     680.00                      378.00                      357.00

---------------
(1) Assumes that the value of the investment in Primark Common Stock and each index was $100 on December 31, 1987 and that all dividends were reinvested.

(2) Prior to May 1988, Primark was a public utility holding company since it owned all of the issued and outstanding common stock of Michigan Consolidated Gas Company ("MichCon"). In May 1988, the Company distributed to its shareholders approximately 95 percent of the outstanding common stock of MichCon and, thereafter, sold the remaining five percent of such shares. For purposes of this Performance Graph and in accordance with the SEC's interpretations, the spin off of MichCon by the Company has been treated as a special dividend and is reflected in the Performance Graph in accordance with the rules adopted by S&P for special dividends, with the value of such dividends assumed to be reinvested in the Company's Common Stock.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
             AMONG PRIMARK CORPORATION, S&P SMALL CAP 600 INDEX AND
          S&P TECHNOLOGY SERVICE (DATA PROCESSING) SMALL CAP INDEX(1)


                                                                                     S&P TECHNOLOGY
                                                                                      SERVICE (DATA
                                                        S&P SMALL CAP 600         PROCESSING) SMALL CAP
                           PRIMARK CORPORATION                INDEX                       INDEX
                           -------------------          -----------------         ---------------------
1994                             100.00                      100.00                      100.00
1995                             229.00                      130.00                      115.00
1996                             189.00                      158.00                      187.00
1997                             310.00                      198.00                      183.00
1998                             207.00                      195.00                      244.00
1999                             212.00                      220.00                      212.00

---------------
(1) Assumes that the value of the investment in Primark Common Stock and each index was $100 on December 31, 1994 and that all dividends were reinvested.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     Mr. Kasputys serves as Chairman, President and Chief Executive Officer of the Company pursuant to an Employment Agreement which was approved by the shareholders at the 1997 Annual Meeting of Shareholders. Pursuant to the terms of the Employment Agreement, Mr. Kasputys is employed as the Chairman, President and Chief Executive Officer of the Company until December 31, 2001 at a minimum annual salary of $602,000 and is eligible to receive a bonus (see "Compensation Committee Report" on pages 11 through 13). Mr. Kasputys is entitled to participate in (i) retirement and other employee benefit plans, (ii) insurance and fringe benefits provided by the Company, including the use of an automobile for business purposes, (iii) up to $10,000 annually as reimbursement for expenses incurred in obtaining tax and estate planning assistance, and (iv) annual retirement compensation for life in an amount equal to 55 percent of his salary (excluding his bonus but including all amounts paid under the Company's defined benefit plan) during the final year prior to the date he retires at age 62 or later. If Mr. Kasputys predeceases his spouse at the time of his retirement or thereafter, his spouse is entitled to 60 percent of Mr. Kasputys' annual retirement compensation as calculated in the preceding sentence. If Mr. Kasputys dies prior to his retirement, his spouse is entitled to 50 percent of his final salary until such time as Mr. Kasputys would have become 65 and annual payments of 33 percent of such salary thereafter for life. Although the retirement benefits are paid solely from corporate assets, it is expected that such costs would be recovered over time through Company-owned life insurance on Mr. Kasputys. Any termination by the Board of Mr. Kasputys' employment (other than termination for "cause" (as defined in the Employment Agreement) by a two-thirds vote of all of the members of the Board) does not prejudice Mr. Kasputys' right to compensation or other benefits under the Employment Agreement and all options granted to Mr. Kasputys become exercisable. Termination other than termination for cause by a two-thirds vote of all of the members of the Board would result in liability for liquidated damages in an amount equal to two times the amount of Mr. Kasputys' annual salary and the bonus paid to him in the year prior to termination (on a pro-rated basis) as well as health, life and disability insurance for a period of two years in the same amounts provided prior to termination. Mr. Kasputys is also subject to certain non-solicitation, nondisclosure and noncompete provisions as set forth in the Employment Agreement.

     Messrs. Curran and Kargula receive certain non-contributory supplemental death and retirement benefits. The pre-retirement death benefit payable to the executive's surviving spouse will equal, per annum, 50 percent of the executive's final salary until such time as the executive would have reached age 65; thereafter, payments will equal, per annum, 20 percent of such salary until the executive would have reached age 75. At retirement the executive may elect to receive (i) supplemental retirement income equal to 20 percent of such executive's final salary for each of the first ten years following retirement; or (ii) other available post-retirement benefits which are actuarially equivalent to the foregoing ten-year payment option. Although the supplemental death and retirement benefits are paid solely from general corporate assets, it is expected that such costs would be recovered over time through Company-owned life insurance on the participants.

     Each of the executive officers named in the Summary Compensation Table has entered into a separate change of control agreement. The change of control agreements provide that in the event of a change of control of the Company or if a potential change of control exists while the executive is an employee of the Company and the executive's employment is terminated other than for certain specified events, the Company will pay to the executive an amount generally equal to three times the average annual compensation paid to such executive during the lesser of (i) five calendar years preceding the date of termination if prior to a change of control, or the date of the change of control of the Company if such has occurred by the time of termination; or (ii) the portion of such five year period during which the Company existed and the executive was an employee of the Company if the executive's employment is terminated by the Company without cause within three years after a change of control. The change of control agreements may be unilaterally rescinded or amended by the Board of Directors of the Company without the consent of the executive prior to a change of control or the occurrence or threat of actions potentially leading to a change of control.

CERTAIN TRANSACTIONS

     Datastream International Limited ("Datastream") and ICV Limited ("ICV") were parties to a transaction with Zon Ltd. pursuant to which Zon provided such companies with office furniture in 1999 for approximately $170,000, excluding taxes. Both Datastream and ICV are subsidiaries of the Company. Zon Ltd. is owned and operated by Mr. David Taylor's father-in-law. Mr. Taylor is a former director of the Company, having resigned on February 23, 2000.

     In connection with the Company's acquisition of ICV in October 1996, the Company issued promissory notes to certain of the former owners of ICV. The promissory note issued in favor of Mr. Taylor in the principal amount of $5,500,000 was assigned to his wife and subsequently presented for payment in February 1999. On February 24, 1999, the Company made a payment to Mrs. Taylor of $5,543,565 comprising the principal amount and accrued interest and the note was cancelled. Interest payments made on the note in 1999 totaled $118,235.

     Mr. David Taylor provides consulting services to the Company pursuant to the terms of a consulting agreement. In this connection, he assists the Company with strategy development, acquisitions, joint ventures, information content partnerships and major client relationships. Mr. Taylor is paid L100,000 annually and is eligible for a L50,000 performance related bonus of which L25,000 is guaranteed annually. Mr. Taylor also received L25,000 to cover certain out-of-pocket expenses.

     The Company is discussing with Mr. Taylor a possible investment of approximately $1,000,000 in one of the Company's subsidiaries. No definitive agreement has been reached and there can be no assurance that such an agreement will be reached.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (ITEM 2)

     Subject to ratification by the shareholders, the Board has selected Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2000. Deloitte & Touche LLP has served as the Company's auditors since 1986. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and respond to appropriate questions. If the appointment is not ratified, the Board will appoint another firm as the independent auditors for the year ending December 31, 2000.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS, TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 2000.

COST OF SOLICITATION OF PROXIES

     The cost of soliciting Proxies will be borne by the Company and the solicitation will be made by use of the mails, personally or by telephone or telegraph by officers, directors and regular employees of the Company and its subsidiaries who will not be additionally compensated therefore. The firm of Corporate Investor Communications, Inc. has been retained to assist with the solicitation of brokers and nominee Proxies at a cost of approximately $6,000. The Company will also reimburse banks, brokers, nominees and other fiduciaries for reasonable expenses incurred by them in forwarding the Proxy material to the beneficial owners of Shares.

SHAREHOLDER PROPOSALS

     Any shareholder proposal intended for inclusion in the Company's Proxy Statement and form of Proxy relating to the Company's Annual Meeting of Shareholders in 2001 must be received by the Secretary of the Company at 1000 Winter Street, Suite 4300, Waltham, Massachusetts 02451, not later than December 11, 2000. Nothing in this paragraph shall be deemed to require the Company to include in its Proxy Statement and form of Proxy for such meeting any shareholder proposal that does not meet the requirements of the SEC in effect at the time. Pursuant to the Company's bylaws, any shareholder who intends to present a proposal for action at the Annual Meeting in 2001 must deliver notice to the Secretary of the Company not less than 60 days nor more than 90 days prior to the 2001 meeting; however, if less than 70 days notice or prior public disclosure of the date of the 2001 annual meeting is made, notice by the shareholder to be timely must be delivered to the Secretary of the Company not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the Annual Meeting in 2001 was mailed or public disclosure was made.

                                                                       NOTICE OF
                                                                  ANNUAL MEETING
                                                                 OF SHAREHOLDERS
                                                                    MAY 26, 2000
                                                                             AND
                                                                 PROXY STATEMENT

                                                                  [PRIMARK LOGO]

                                                                      2600-PS-00

April 7, 2000


Participant in the TASC, Inc. Profit
Sharing and Stock Ownership Plan

RE:  PRIMARK ANNUAL MEETING - 2000

Dear Participant:

This is to advise you of your right under the TASC, Inc. Profit Sharing and Stock Ownership Plan to direct the Trustee to vote your interest in the Common Stock of Primark Corporation held by the Trustee under the plan at this year's Annual Meeting of Shareholders. Shareholders of record at the close of business on March 29, 2000 will be entitled to vote at the meeting. Any shares for which the Trustee has not received instructions from TASC, Inc. Profit Sharing and Stock Ownership Plan members will be voted in the same proportion as directed shares of Primark Corporation Common Stock under the plan are voted. Thus, it is important that you send your instruction to the Trustee promptly.

Enclosed is a copy of Primark's Annual Report for the year 1999, the notice of the annual meeting which is to be held on May 26, 2000, and the related proxy material. YOU MAY EXERCISE YOUR RIGHT TO VOTE BY SPECIFYING YOUR CHOICES ON THE ENCLOSED VOTING AUTHORIZATION CARD AND SIGNING, DATING, AND RETURNING IT IN THE ENCLOSED ENVELOPE. THE TRUSTEE WILL COMPLY WITH YOUR INSTRUCTIONS AND TREAT THEM IN COMPLETE CONFIDENCE.

Very truly yours,


Joseph E. Kasputys

Enclosures

                                                                     2600-TLT-00

April 7, 2000


Participant in the Primark Corporation
Savings and Stock Ownership Plan

RE:  PRIMARK ANNUAL MEETING - 2000

Dear Participant:

This is to advise you of your right under the Primark Corporation Savings and Stock Ownership Plan to direct the Trustee to vote your interest in the Common Stock of Primark Corporation held by the Trustee under the plan at this year's Annual Meeting of Shareholders. Shareholders of record at the close of business on March 29, 2000 will be entitled to vote at the meeting. Any shares for which the Trustee has not received instructions from Savings and Stock Ownership Plan members will be voted in the same proportion as directed shares of Primark Corporation Common Stock under the plan are voted. Thus, it is important that you send your instruction to the Trustee promptly.

Enclosed is a copy of Primark's Annual Report for the year 1999, the notice of the annual meeting which is to be held on May 26, 2000, and the related proxy material. YOU MAY EXERCISE YOUR RIGHT TO VOTE BY SPECIFYING YOUR CHOICES ON THE ENCLOSED VOTING AUTHORIZATION CARD AND SIGNING, DATING, AND RETURNING IT IN THE ENCLOSED ENVELOPE. THE TRUSTEE WILL COMPLY WITH YOUR INSTRUCTIONS AND TREAT THEM IN COMPLETE CONFIDENCE.

Very truly yours,


Primark Corporation, as Plan Sponsor

By:________________________________

Enclosures

                                                                     2600-PLT-00

                               PRIMARK CORPORATION
                         1000 WINTER STREET, SUITE 4300
                          WALTHAM, MASSACHUSETTS 02451

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The signatory(ies) hereto appoint Joseph E. Kasputys, Michael R. Kargula and Stephen H. Curran, and each of them, as Proxies, with the power of substitution, to vote all shares of Common Stock of Primark Corporation held of record by the signatory(ies) on March 29, 2000, at the 2000 Annual Meeting of Shareholders to be held on May 26, 2000, or any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                     SEE REVERSE
                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE              SIDE

          Please mark
          votes as in
          this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD'S NOMINEES FOR DIRECTORS AND "FOR" PROPOSAL 2.

1.   ELECTION OF DIRECTORS:

     NOMINEES:(01) KEVIN J. BRADLEY, (02) JOHN C. HOLT, (03) JOSEPH E. KASPUTYS,
     (04) STEVEN LAZARUS, (05) PATRICIA MCGINNIS, (06) JONATHAN NEWCOMB, AND
     (07) CONSTANCE K. WEAVER.

                              FOR                             WITHHELD
                              ALL                             AS TO ALL
                            NOMINEES                          NOMINEES

         _______________________________________________
         FOR ALL NOMINEES EXCEPT AS NOTED ABOVE


2. PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP as independent auditors for the year ending December 31, 2000.

         FOR                         AGAINST                        ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                            MARK HERE
                                                            FOR ADDRESS
                                                            CHANGE AND
                                                            NOTE AT LEFT

Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:________________________________________________ Date:________________
Signature:________________________________________________ Date:________________

                               PRIMARK CORPORATION
                         1000 WINTER STREET, SUITE 4300
                          WALTHAM, MASSACHUSETTS 02451

               THIS VOTING AUTHORIZATION IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     I hereby acknowledge receipt of the proxy soliciting material relative to the Annual Meeting of Shareholders of Primark Corporation called for May 26, 2000. As to my interest in the Common Stock of Primark Corporation held by Fidelity Management Trust Company as Trustee under the Primark Corporation Savings and Stock Ownership Plan, I hereby instruct the Trustee to vote in accordance with the directions on this card.

     THIS VOTING AUTHORIZATION WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS VOTING AUTHORIZATION WILL BE VOTED IN THE SAME PROPORTION AS DIRECTED SHARES OF PRIMARK CORPORATION COMMON STOCK UNDER THE PLAN ARE VOTED WITH RESPECT TO THE ELECTION OF DIRECTORS AND WITH RESPECT TO THE PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THE VOTING AUTHORIZATION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                     SEE REVERSE
                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE              SIDE

          Please mark
          votes as in
          this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD'S NOMINEES FOR DIRECTORS AND "FOR" PROPOSAL 2.

1.   ELECTION OF DIRECTORS:

     NOMINEES:(01) KEVIN J. BRADLEY, (02) JOHN C. HOLT, (03) JOSEPH E. KASPUTYS,
     (04) STEVEN LAZARUS, (05) PATRICIA MCGINNIS, (06) JONATHAN NEWCOMB, AND
     (07) CONSTANCE K. WEAVER.

                              FOR                             WITHHELD
                              ALL                             AS TO ALL
                            NOMINEES                          NOMINEES

         ______________________________________________
         FOR ALL NOMINEES EXCEPT AS NOTED ABOVE


2. PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP as independent auditors for the year ending December 31, 2000.

           FOR                       AGAINST                      ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                           MARK HERE
                                                           FOR ADDRESS
                                                           CHANGE AND
                                                           NOTE AT LEFT


Signature:___________________________________________ Date:_____________________

                               PRIMARK CORPORATION
                         1000 WINTER STREET, SUITE 4300
                          WALTHAM, MASSACHUSETTS 02451

               THIS VOTING AUTHORIZATION IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     I hereby acknowledge receipt of the proxy soliciting material relative to the Annual Meeting of Shareholders of Primark Corporation called for May 26, 2000. As to my interest in the Common Stock of Primark Corporation held by Fidelity Management Trust Company as Trustee under the TASC, Inc. Profit Sharing and Stock Ownership Plan, I hereby instruct the Trustee to vote in accordance with the directions on this card.

     THIS VOTING AUTHORIZATION WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS VOTING AUTHORIZATION WILL BE VOTED IN THE SAME PROPORTION AS DIRECTED SHARES OF PRIMARK CORPORATION COMMON STOCK UNDER THE PLAN ARE VOTED WITH RESPECT TO THE ELECTION OF DIRECTORS AND WITH RESPECT TO THE PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THE VOTING AUTHORIZATION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                     SEE REVERSE
                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE              SIDE

          Please mark
          votes as in
          this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD'S NOMINEES FOR DIRECTORS AND "FOR" PROPOSAL 2.

1.  ELECTION OF DIRECTORS:

    NOMINEES: (01) KEVIN J. BRADLEY, (02) JOHN C. HOLT, (03) JOSEPH E. KASPUTYS,
    (04) STEVEN LAZARUS, (05) PATRICIA MCGINNIS, (06) JONATHAN NEWCOMB, AND (07) CONSTANCE K. WEAVER.

                             FOR                                WITHHELD
                             ALL                                AS TO ALL
                           NOMINEES                             NOMINEES


        _____________________________________________
        FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2. PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP as independent auditors for the year ending December 31, 2000.

                  FOR                   AGAINST                      ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                           MARK HERE
                                                           FOR ADDRESS
                                                           CHANGE AND
                                                           NOTE AT LEFT


Signature:_______________________________________________ Date:_________________